Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this Joint Filing Agreement be included as an exhibit to this Schedule 13D. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement on Schedule 13D.

In evidence whereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of November 19, 2019.

PAR INVESTMENT PARTNERS, L.P.
By: PAR Group II, L.P., its general partner
By: PAR Capital Management, Inc., its general partner

By:	/s/ Steven M. Smith
Steven M. Smith
Chief Operating Officer

PAR GROUP II, L.P.
By: PAR Capital Management, Inc., its general Partner

By:	/s/ Steven M. Smith
Steven M. Smith
Chief Operating Officer

PAR CAPITAL MANAGEMENT, INC.

By:	/s/ Steven M. Smith
Steven M. Smith
Chief Operating Officer